UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

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Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

The board of directors (the “Board”) of Predictive Oncology, a Delaware corporation (the “Company”), has determined that the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”) will be held on November 25, 2025, at the offices of DLA Piper LLP (US) at 1001 Liberty Avenue, Suite 500, Pittsburgh, Pennsylvania 15222. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting will be October 24, 2025.

The Annual Meeting is more than 30 days from the date of the Company’s 2024 annual meeting of stockholders. In accordance with the Company’s bylaws and the rules and regulations of the Securities and Exchange Commission, stockholders will have until October 26, 2025 (the “Proposal Deadline”) to submit stockholder proposals and request proxy access with respect to any business to be considered at the Annual Meeting. To be eligible for inclusion, any such proposal should be directed to the following address:

Predictive Oncology Inc.

Attention: Secretary

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

The Company anticipates mailing definitive proxy materials for the Annual Meeting on or about November 3, 2025. Under the rules and regulations of the Securities and Exchange Commission, the Company undertakes to supplement such materials (and, if necessary, postpone the Annual Meeting) to address any stockholder proposals timely received before the Proposal Deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: October 16, 2025	By:	/s/ Josh Blacher
Josh Blacher
Chief Financial Officer